EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
BMB Munai, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-146831) of BMB Munai, Inc. of our report dated June 28, 2011, including our report dated June 28, 2011 relating to the financial statements and financial statement schedules  for the years ended March 31, 2011 and March 31, 2010  listed in the accompanying index.

HANSEN, BARNETT & MAXWELL, P.C.